For Immediate Release	EXHIBIT 99.1

WSI Industries Announces Earnings Release Date

December 9, 2013—Minneapolis, MN—WSI Industries, Inc. (Nasdaq: WSCI) today announced that it expects to release its fiscal 2014 first quarter financial results on December 18, 2013 prior to its Annual Meeting at 1:00 PM Central time on that day.

WSI Industries, Inc. is a leading contract manufacturer that specializes in the machining of complex, high-precision parts for a wide range of industries, including avionics, aerospace and defense, energy, firearms, recreational vehicles, computers, small engines, marine, bioscience and instrumentation.

#     #     #

For additional information:

Benjamin Rashleger (President & CEO) or Paul D. Sheely (CFO)

763/295-9202

The statements included herein which are not historical or current facts are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. There are certain important factors which could cause actual results to differ materially from those anticipated by some of the statements made herein, including the Company’s ability to retain current programs and obtain additional manufacturing programs, and other factors detailed in the Company’s filings with the Securities and Exchange Commission.